Exhibit 10.16

DEED OF TRUST, ASSIGNMENT OF
RENTS AND LEASES, FIXTURE FILING AND SECURITY AGREEMENT
(Arizona)

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Deed of Trust”) is dated as of January 23, 2004, is made by and from GNL, CORP, a Nevada corporation (“Grantor”), whose address is 2300 South Casino Drive, Laughlin, Nevada 89028 to TRANSNATION TITLE INSURANCE COMPANY (“Trustee”), with an address at 1316 Stockton Hill Road, Kingman, Arizona 86401, for the benefit of WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as lender, arranger, administrative agent and documentation agent (the “Agent”) pursuant to the Loan Agreement (as defined below), having an address at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 (Agent, together with its successors and assigns, is referred to herein as “Beneficiary”).

RECITALS:

WHEREAS, Grantor is the owner of a fee estate in the real property described in Exhibit A attached hereto.

WHEREAS, Poster Financial Group, Inc. (referred to herein as the context requires as “Parent”) and its subsidiaries GNLV, Corp., a Nevada corporation, and Grantor (Parent, GNLV, Corp. and Grantor collectively referred to herein as “Borrowers,” or individually as “Borrower”), Agent and Lehman Brothers Inc., a Delaware corporation, as syndication agent, have entered into that certain Loan and Security Agreement dated as of January 23, 2004 (as amended, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Loan Agreement”), which Loan Agreement provides for a term loan, a revolving loan and other extensions of credit in the principal amount as specified in said Loan Agreement.  Agent and the Lender Group (as defined in the Loan Agreement) are unwilling to enter into the Loan Agreement and make available to Borrowers the credit facilities provided therein unless Grantor, among other things, secures the obligations of Borrowers under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) by delivering this Deed of Trust.

WHEREAS, Grantor is receiving a good and valuable benefit, the sufficiency and receipt of which is hereby acknowledged, from Agent and Lender Group entering into the Loan Agreement with Borrowers.

ARTICLE 1
DEFINITIONS

Section 1.1                                   Definitions.  All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement.  As used herein, the following terms shall have the following meanings:

(a)                                  “Event of Default”: shall have the meaning ascribed to such term in Article 4 hereof.

(b)                                 “Indebtedness”: All obligations of Grantor and any of the Borrowers to Beneficiary, including, without limitation, (1) the repayment of all amounts outstanding from time to time under the Loan Agreement and the other Loan Documents, with such indebtedness maturing on the Maturity Date (as defined in the Loan Agreement), including principal, interest (including all interest that, but for the provisions of the Bankruptcy Code, would have accrued), and other amounts which may now or hereafter be advanced as Advances, (2) the full and prompt performance of any and all repayment, fee, and indemnification obligations with respect to any Letters of Credit, (3) fees, costs, expenses, charges and indemnification obligations accrued, incurred or arising in connection with any Loan Document, (4) any and all future advances made pursuant to the terms of the Loan Agreement, and (5) all other payment Obligations.  The Loan Agreement contains a revolving credit facility that permits Borrowers to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to Beneficiary, all upon satisfaction of certain conditions stated in the Loan Agreement.  This Deed of Trust secures all Advances and re-advances under the revolving credit feature of the Loan Agreement.

(c)                                  “Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor and the Borrowers under the Loan Agreement and the other Loan Documents, including, but not limited to, the “Obligations,” as defined under the Loan Agreement.

(d)                                 “Trust Property”:  All of Grantor’s interest in (1) the fee estate in the real property described in Exhibit A attached hereto, together with all existing and future appurtenances, privileges, easements, franchises, hereditaments and tenements of the real property (including all minerals, oil, gas and other hydrocarbons and associated substances) which may be in, under or produced from any part of the real property, all air, water or other interests or development rights and credits and any greater estate therein as hereafter may be acquired by Grantor (the “Land”), (2) all improvements now leased, owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the ”Improvements”; the Land and Improvements are collectively referred to herein as the “Premises”), (3) the Operating Assets and all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter located on the Premises (excluding, however, the Excluded Assets (as defined in the Loan Agreement)) (the “Operational Property”), (4) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to or installed in any of the Improvements or the Land so as to constitute fixtures (excluding, however, the Excluded Assets) and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (5) all reserves, escrows or impounds and deposit accounts maintained by Grantor with respect to the Trust Property (excluding, however, the Excluded Assets) (the “Deposit Accounts”), (6) all existing and future leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect), granted by Grantor or a direct or indirect lessee or sublessee of Grantor, which grant to any Person a possessory interest in, or the right to use or occupy, all or any part of the Trust Property, whether made before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code, together with any extension, renewal or replacement of the same and together with all related security and other deposits (the “Leases”), (7) all of the rents, additional rents, revenues, royalties, income, proceeds, profits, early termination fees or payments, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Trust Property or any part thereof, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (the “Rents”), (8) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits (including the Permits), licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Trust Property (the “Property Agreements”), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds, utility refunds and rebates, earned or received at any time (the “Tax Refunds”), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof and all rents, fees, charges, accounts, issues, profits, revenues and payments for or from the use or occupancy of the guest rooms, banquet facilities, ballrooms, spas, salons, pools, restaurants, meeting rooms and other guest facilities at or in the Hotel (excluding, however, the Excluded Assets) (the “Proceeds”), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”), (13) all of Grantor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the “Condemnation Awards”), (14) all of Grantor’s rights to appear and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Beneficiary in the Trust Property, and (15) all rights, powers, privileges, options and other benefits of Grantor under the Leases, including, without limitation, the immediate and continuing right to claim for, receive, collect and receive all Rents payable or receivable under the Leases or pursuant thereto (and to apply the same to the payment of the Indebtedness and the Obligations), and to do all other things which Grantor or any lessor is or may become entitled to do under the Leases.  As used in this Deed of Trust, the term “Trust Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.  THE TERM “TRUST PROPERTY” IS INTENDED TO EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH BENEFICIARY HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS.

(e)                                  “Permitted Liens”: shall have the meaning ascribed to such term in the Loan Agreement, to the extent the same do not materially impair the normal operation of the Hotel in accordance with all Legal Requirements and all Permits.

(f)                                    “UCC”:  The Uniform Commercial Code of the state in which the Land is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the state in which the Land is located, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

(g)                                 “FF&E Financing Arrangements”:  Only to the extent same constitutes permitted indebtedness under the Loan Agreement, an agreement which creates a Lien upon any after-acquired tangible personal property and/or other items constituting operating assets, which are financed, purchased or leased for the purposes of the operation of the Hotel.

(h)                                 “Hotel”:  That portion of the Improvements being a hotel.

(i)                                     “Investment Property”:  investment property (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.

(j)                                     “Junior Deed of Trust”:  that certain Deed of Trust, Assignment of Rents and Leases, Fixture Filing and Security Agreement by and from Grantor to Trustee for the benefit of Wells Fargo Bank, N.A., Inc. as collateral agent for the holders pursuant to the Indenture (as defined in the Loan  Agreement) and documentation date of the same date as this Deed of Trust securing the Trust Property.

(k)                                  “Legal Requirements”:  All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits (including the Permits), licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies (including Liquor Authorities) and all officials and officers thereof, applicable to the Trust Property and the use thereof, including Liquor Laws.

(l)                                     “Liquor Authorities”:  the Department of the Treasury Bureau of Alcohol, Tobacco and Firearms, and any agency, authority, board, bureau, commission, department, office or instrumentality or any nature whatsoever of the United States, the State of Arizona, or any foreign government, any other state, or any province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including any other agency with authority to regulate the sale or distribution of alcoholic beverages.

(m)                               “Liquor Laws”:  the statutes and ordinances regarding the sale and distribution of alcoholic beverages enforced by the Liquor Authorities and the rules and regulations of the Liquor Authorities.

(n)                                 “Liquor License”:  any license, permit, registration, qualification or other approval required to sell, dispense or distribute alcoholic beverages under the Liquor Laws.

(o)                                 “Operating Assets”:  (a) bookings for the use of guest rooms, banquet facilities, ballrooms, spas, salons, pools, restaurants, meeting rooms and other guest facilities at the Hotel or at any other Improvements now or hereafter located on any of the Land; (b) contract rights, trademarks, trade names, service marks, logos, copyrights, warranties and other types of intangible personal property, and any and all goodwill associated with the same relating to the ownership or operation of the Hotel or of any other Improvements now or hereafter located on any of the Land, including, without limitation, (1) telephone and other communication numbers, (2) all software licensing agreements as are required to operate computer software systems at the Hotel or at any other Improvements now or hereafter located on any of the Land and books and records relating to the software programs and (3) lessee’s interest under leases of Tangible Personal Property; (c) Tangible Personal Property; (d) drawings, designs, plans and specifications prepared by architects, engineers, interior designers, landscape designers and any other professionals or consultants for the design, development, construction and/or improvement of the Hotel, or for any other development of the Land, as amended from time to time; (e) customer lists utilized in the operation of the Hotel including lists of transient guests and restaurant and bar patrons; and (f) all of the goodwill in connection with the foregoing Operating Assets and in connection with the operation of the Hotel.

(p)                                 “Permits”:  the Liquor Licenses and any other license, franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, operation, occupancy and use of all or any material portion of the Improvements, in accordance with applicable Legal Requirements.

(q)                                 “Tangible Personal Property”:  the following items of personal property now or hereafter acquired by Grantor (directly or by way of lease) which are located on, or to be located on, or which are in use or held in reserve storage for future use in connection with the operations of the Hotel or any other Improvements, which are on hand or on order whether stored on-site or off-site:

(i)                           furniture, furnishings, machinery, appliances, fixtures and fittings and other articles of tangible personal property;

(ii)                        china, glassware, linens, kitchen utensils, silverware and uniforms; and

(iii)                     consumables and operating supplies of every kind and nature, including accounting supplies, guest supplies, forms, printing, stationery, food and beverage stock, bar supplies and laundry supplies.

ARTICLE 2
GRANT

Section 2.1                                   Grant.  For and in consideration of good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor herein set forth, to secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS, WARRANTS and CONVEYS, to Trustee the Trust Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Trust Property and all parts, rights and appurtenances thereof to Trustee, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Property unto Trustee.

TO HAVE AND TO HOLD the Trust Property, together with all and singular the parts, rights, privileges, hereditaments, and appurtenances thereto in any ways belonging or appertaining, to the use, benefit, and behoof of Trustee, its successors and assigns, in trust for the benefit of Beneficiary, forever.  Notwithstanding anything to the contrary contained in the immediately preceding sentence, Grantor hereby agrees and acknowledges that the Indebtedness secured by this Deed of Trust includes a revolving loan and is intended to secure future advances; accordingly, this Deed of Trust shall not be canceled except pursuant to the terms and conditions set forth in the Loan Agreement.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1                                   Title to Trust Property and Lien of this Instrument.  Grantor (i) has good and indefeasible title to the real property described in Exhibit A attached hereto, in fee simple, free and clear of any liens, claims or interests, except the Permitted Liens, (ii) has good and indefeasible title or holds valid leasehold interests in the remainder of the Trust Property, in each case free and clear of any liens, claims or interests, except the Permitted Liens, and (iii) has full power and lawful authority to encumber the Trust Property in the manner and form set forth in this Deed of Trust.  This Deed of Trust creates valid, enforceable first priority liens and security interests against the Trust Property.

Section 3.2                                   First Lien Status.  Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents.  If any lien or security interest, other than the Permitted Liens, is asserted against the Trust Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary), and act in compliance with any other requirements of the Loan Agreement.

Section 3.3                                   Payment and Performance.  Grantor shall pay or cause Parent or the other Guarantors to pay the Indebtedness when due under the Loan Documents and shall perform or cause the Borrowers to perform the Obligations in full when they are required to be performed.

Section 3.4                                   Replacement of Fixtures.  Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Loan Agreement or first approved in writing by Beneficiary.

Section 3.5                                   Inspection.  Subject to the terms of Section 4.6 of the Loan Agreement, Grantor shall permit Beneficiary and its agents, representatives and employees to inspect the Trust Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Beneficiary may require.  Provided that no Event of Default exists, all such testing and investigation shall be conducted at reasonable times and upon reasonable prior notice to Grantor.  Beneficiary shall restore the Trust Property to at least as good condition as the condition it was in immediately prior to such testing and investigation.

Section 3.6                                   Other Covenants.  All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall, to the extent applicable, be covenants running with the land.

Section 3.7                                   Condemnation Awards and Insurance Proceeds.

(a)                                  Condemnation Awards.  Grantor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property or any portion thereof, will notify Beneficiary of the pendency of such proceedings.  Except as set forth in the Loan Agreement, Beneficiary may participate in any such proceedings and Grantor from time to time will deliver to Beneficiary all instruments requested by it to permit such participation.  Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement. Grantor hereby waives all rights to such awards and compensation described in the foregoing sentence.  Grantor, upon request by Beneficiary, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Beneficiary free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.

(b)                                 Insurance Proceeds.  Without limitation to the requirements of the Loan Agreement, Grantor shall maintain such insurance coverage as is customarily carried by owners and operators of comparable hotels in Mohave County, Arizona.  Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Trust Property.  Except as set forth in the Loan Agreement, Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, as more specifically described in the Loan Agreement.  In the event that the issuer of such insurance policy fails to disburse directly or solely to Beneficiary but disburses instead either solely to Grantor or to Grantor and Beneficiary, jointly, Grantor shall immediately endorse and transfer such proceeds to Beneficiary.  Upon Grantor’s failure to do so, Beneficiary may execute such endorsements or transfers from and in the name of Grantor, and Grantor hereby irrevocably appoints Beneficiary as Grantor’s agent and attorney-in-fact so to do.

(c)                                  Beneficiary acknowledges that, notwithstanding the foregoing provisions of this Section 3.7, Grantor has granted certain rights in and to condemnation awards and insurance proceeds pursuant to the Junior Deed of Trust and, subject to the terms of the Intercreditor Agreement, the provisions of this Section 3.7 are entered into subject to such rights.

Section 3.8                                   Costs of Defending and Upholding the Lien.  If any action or proceeding is commenced to which action or proceeding Trustee or Beneficiary is made a party or in which it becomes necessary for Trustee or Beneficiary to defend or uphold the lien of this Deed of Trust including any extensions, renewals, amendments or modifications thereof, Grantor shall, on demand, reimburse Trustee and Beneficiary for all expenses (including, without limitation, reasonable attorneys’ fees and reasonable appellate attorneys’ fees) incurred by Trustee or Beneficiary in any such action or proceeding and all such expenses shall be secured by this Deed of Trust.  In any action or proceeding to foreclose this Deed of Trust or to recover or collect the Indebtedness, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

Section 3.9                                   Transfer of the Secured Property.  EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO THE TERMS OF THE LOAN AGREEMENT, GRANTOR SHALL NOT SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER, CREATE A SECURITY INTEREST IN, LEASE, OR OTHERWISE HYPOTHECATE, ALL OR ANY PORTION OF THE TRUST PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY.  THE CONSENT BY BENEFICIARY TO ANY SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, LEASE, OR OTHER HYPOTHECATION OF, ANY PORTION OF THE TRUST PROPERTY SHALL NOT BE DEEMED TO CONSTITUTE A NOVATION OR A CONSENT TO ANY

FURTHER SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, LEASE, OR OTHER HYPOTHECATION, OR TO WAIVE THE RIGHT OF BENEFICIARY, AT ITS OPTION, TO DECLARE THE INDEBTEDNESS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE, WITHOUT NOTICE TO GRANTOR OR ANY OTHER PERSON OR ENTITY, UPON ANY SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST, LEASE, OR OTHER HYPOTHECATION TO WHICH BENEFICIARY SHALL NOT HAVE CONSENTED.

Section 3.10                            Security Deposits.  If required by Beneficiary, all security deposits of tenants of the Trust Property shall be treated as trust funds not to be commingled with any other funds of Grantor.  Within twenty (20) days after request by Beneficiary, Grantor shall furnish satisfactory evidence of compliance with this Section 3.10, as necessary, together with a statement of all security deposits deposited by the tenants and copies of all Leases not theretofore delivered to Beneficiary, as requested thereby, certified by Grantor.

Section 3.11                            Lease Representations, Warranties and Covenants.  Grantor hereby represents, warrants and covenants as follows:

(a)                                  as of the date of this Deed of Trust, no Leases are in effect and no Leases have been entered into that are due to come into effect at a later date;

(b)                                 Grantor shall, upon request, furnish Beneficiary with executed copies of all Leases hereafter entered into and all amendments, modifications and supplements thereto;

(c)                                  Grantor shall (i)  observe and perform in all material respects all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to materially impair the value of the Leases as security for the Indebtedness and the Obligations; (ii) promptly send copies to Beneficiary of all notices of default which Grantor shall send or receive thereunder; (iii) enforce all the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, (iv) not collect any of the Rents more than one (1) month in advance, except as may be specifically required in the applicable Lease; (v) not execute any other assignment of the lessor’s interest in the Leases or the Rents; and (vi) use reasonable efforts to obtain and deliver to Beneficiary, upon request, tenant estoppel certificates from each tenant at the Premises in the form required under the applicable Lease, or if no such form is provided, in form and substance reasonably satisfactory to Beneficiary; and

(d)                                 Grantor shall not, except to the extent Grantor has received the prior written consent of Beneficiary, (A) alter, modify or change the terms of any Lease in any material respect; (B) consent to any assignment of or subletting under any Lease not in accordance with its terms; and (C) cancel or terminate any Lease or accept a surrender thereof, unless such tenant is in default thereunder and a new Lease has been entered into on substantially the same terms or more favorable terms as the canceled Lease.

Section 3.12                            Additional Lease Covenants.

(a)                                  Grantor shall give Beneficiary and Trustee not less than thirty (30) days prior written notice of the date on which Grantor shall apply to any court or other governmental authority for authority and permission to reject any of the Leases in the event that there shall be filed by or against Grantor any petition, action or proceeding under the Bankruptcy Code or under any other similar federal or state law now or hereafter in effect and if Grantor determines to reject any of the Leases.  Beneficiary and Trustee shall have the right, but not the obligation, to serve upon Grantor within such thirty (30) day period a notice stating that (i) Beneficiary or Trustee demands that Grantor assume and assign any of the Leases to Beneficiary or Trustee subject to and in accordance with the Bankruptcy Code and (ii) Beneficiary covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults reasonably susceptible of being cured by Beneficiary or Trustee and of future performance under the applicable Leases.  If Beneficiary or Trustee serves upon Grantor the notice described above, Grantor shall not seek to reject any of the Leases and shall comply with the demand provided for in clause (i) above within fifteen (15) days after the notice shall have been given by Beneficiary and Trustee.

(b)                                 During the continuance of an Event of Default, Beneficiary and Trustee shall have the right, but not the obligation, (i) to perform and comply with all obligations of Grantor under the Leases without relying on any grace period provided therein, (ii) to do and take, without any obligation to do so, such action as Beneficiary or Trustee deems necessary or desirable to prevent or cure any default by Grantor under any of the Leases, including, without limitation, any act, deed, matter or thing whatsoever that Grantor may do in order to cure a default under the applicable Leases and (iii) to enter in and upon the Land or any part thereof to such extent and as often as Beneficiary or Trustee deems necessary or desirable in order to prevent or cure any default of Grantor under the Leases.  Grantor shall on demand, reimburse Beneficiary for all advances made and expenses incurred by Beneficiary in exercising the foregoing rights (including, without limitation, reasonable attorneys’ fees and disbursements), together with interest thereon at three percentage points above the “prime rate” announced by Wells Fargo Bank, N.A. at its principal office in San Francisco from time to time (the “Applicable Rate”) from the date that an advance is made or expense is incurred, to and including the date the same is paid and such monies so expended by Beneficiary with interest thereon shall be secured by this Deed of Trust.  Grantor shall, within five (5) days after written request is made therefor by Beneficiary or Trustee, execute and deliver to Beneficiary or to any party designated by Beneficiary or Trustee, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of Beneficiary pursuant to this paragraph or as may otherwise be required by Beneficiary or Trustee.

(c)                                  During the continuance of an Event of Default, in the event of any arbitration under or pursuant to the Leases in which Beneficiary elects to participate, Grantor hereby irrevocably appoints Beneficiary and Trustee as its true and lawful attorney-in-fact (which appointment shall be deemed coupled with an interest) to exercise, during the continuance of an Event of Default, all right, title and interest of Grantor in connection with such arbitration, including, without limitation, the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Grantor and Beneficiary.  All costs and expenses incurred by Beneficiary and Trustee in connection with such arbitration and the settlement thereof shall be borne solely by Grantor, including, without limitation, attorneys’ fees and disbursements.  Nothing contained in this paragraph shall obligate Beneficiary or Trustee to participate in any such arbitration.

Section 3.13                            Estoppel Certificates.  Grantor shall use commercially reasonable efforts to obtain and deliver to Beneficiary within twenty (20) days after written demand by Beneficiary, an estoppel certificate from the applicable lessee under the Leases setting forth (i) the name of the lessee and the lessor thereunder, (ii) that the applicable Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the basic rent payable under the applicable Lease, (iv) the date to which all rental charges have been paid by the lessee under the applicable Lease, (v) whether a notice of default has been received by the fee owner or lessor which has not been cured, and if such notice has been received, the date it was received and the nature of the default, (vi) whether there are any alleged defaults of the lessee under the applicable Lease and, if there are, setting forth the nature thereof in reasonable detail, and (vii) if the lessee under the applicable Lease shall be in default, the default.

Section 3.14                            FF&E Financing Arrangements.  Grantor shall comply with the terms of all FF&E Financing Arrangements.  If Grantor has acquired or hereafter acquires Operational Property or Fixtures  subject to any FF&E Financing Arrangement, or becomes lessee under a lease for any of the same, the Lien of this Deed of Trust on such acquired or leased assets shall be subordinate to the Lien of such FF&E Financing Arrangement and Beneficiary, at Grantor’s cost, shall execute and deliver to Grantor such documents as Grantor may reasonably request evidencing such subordination.

Section 3.15                            Maintenance of Premises.  Grantor shall maintain and keep the Premises in such good repair, working order and condition and shall make or cause to be made all such needful and proper repairs, renewals and replacements thereto consistent with the standards of comparable hotels in Mohave County, Arizona.  Grantor shall occupy and continuously operate the Hotel and keep the Hotel supplied with Tangible Personal Property, all in a manner consistent with the standards of comparable hotels in Mohave County, Arizona.

Section 3.16                            Alterations.  All alterations to the Premises (a) shall be carried out in conformity with the Indebtedness Documents, Legal Requirements and insurance requirements in a good and workmanlike manner and prosecuted with reasonable dispatch subject to force majeure; (b) shall be undertaken only with appropriate workers compensation insurance covering workers engaged in such alterations and appropriate commercial general liability insurance covering all hazards resulting from such alterations; and (c) affecting the structure of any of the Improvements, the building systems or any material portion of the Improvements, (i) shall be carried out under the supervision of a reputable architect with no less than ten (10) years’ experience in the design and construction of comparable hotels in Mohave County, Arizona, (ii) shall be notified to Beneficiary prior to the commencement thereof and, upon Beneficiary’s request, Grantor shall deliver to Beneficiary copies of all drawings, plans, specifications and cost estimates therefor prepared and approved in writing by said architect and accompanied by a certificate of such architect stating that such drawings, plans and specifications are in compliance with all Legal Requirements and insurance requirements, and (iii) shall not be commenced until Grantor has furnished to Beneficiary, at Grantor’s sole cost and expense, a surety bond or bonds, covering performance, labor and material payments with respect to the work, naming Beneficiary as obligee (or as co-obligee with the beneficiary under the Superior Deed of Trust and Grantor), issued by a responsible surety company, authorized to do business in the State of Arizona, in a form generally and customarily used by such surety in an amount equal to the estimated cost of construction of the work, guaranteeing the performance and completion of such construction, substantially in conformity with the plans and specifications and within a reasonable time subject to force majeure free and clear of all Liens, claims and liabilities for the cost of such alterations (if such surety bond is unobtainable, Grantor shall provide equivalent security in the form of cash, letter of credit or other guarantee).  No alterations of any kind shall be made which shall change the use of the Hotel from its use as a hotel facility.

ARTICLE 4
DEFAULT

Section 4.1                                   Events of Default.  The occurrence of any of the following events shall constitute an event of default under this Deed of Trust (each an “Event of Default”):

(a)                                  an “Event of Default” (as such term is defined in the Loan Agreement) shall have occurred;

(b)                                 the revocation, termination, suspension or other cessation of effectiveness of (i) any Liquor License which results in the cessation or suspension of the serving of alcohol at the Hotel or a material portion thereof for more than 90 consecutive days or (ii) any other Permit which results in the cessation or suspension of all or a substantial portion of the operations of the Hotel for more than 90 consecutive days, in either case, other than as a result of an Asset Sale permitted under the Indenture or any voluntary relinquishment that is, in the judgment of the Board of Directors of Parent, both desirable in the conduct of the business of Borrowers, taken as a whole, and not disadvantageous in any material respect to the Beneficiary;

(c)                                  Grantor’s breach of any of the covenants set forth in this Deed of Trust; or

(d)                                 if any misstatement or misrepresentation exists now or hereafter in any warranty or representation set forth in Article 3 hereof.

ARTICLE 5
REMEDIES AND FORECLOSURE

Section 5.1                                   Remedies.  If an Event of Default exists, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a)                                  To the extent permitted under the Loan Agreement and in accordance with the provisions hereof, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b)                                 Notify all tenants of the Premises and all others obligated on leases of any part of the Premises that all rents and other sums owing on leases have been assigned to Beneficiary and are to be paid directly to Beneficiary, and to enforce payment of all obligations owing on leases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Beneficiary has taken possession of the Premises, and to exercise whatever rights and remedies Beneficiary may have under any assignment of rents and leases.

(c)                                  As and to the extent permitted by law, enter the Trust Property, either personally or by its agents, nominees or attorneys, and take exclusive possession thereof and thereupon, Beneficiary may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct business thereat; (ii) complete any construction on the Premises in such manner and form as Beneficiary deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Grantor with respect to the Premises, whether in the name of Grantor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Beneficiary’s rights under any assignment of rents and leases securing the Indebtedness; and (iv) pursuant to the provisions of the Loan Agreement, apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees.

(d)                                 Hold, lease, develop, manage, operate or otherwise use the Trust Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Section 5.7 hereof.

(e)                                  Require Grantor to assemble any collateral under the UCC and make it available to Beneficiary, at Grantor’s sole risk and expense, at a place or places to be designated by Beneficiary, in its sole discretion.

(f)                                    Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Trust Property may be sold for cash or credit in accordance with applicable law in one or more parcels as Beneficiary may determine.  Except as otherwise required by applicable law, with respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.  At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor.  Beneficiary or any of the Lenders may be a purchaser at such sale.  If Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash.  In the event this Deed of Trust is foreclosed by judicial action, appraisement and valuation of the Trust Property is waived. In the event of any sale made under or by virtue of this Article 5 (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall become due and payable. The failure to make any such tenants of the Premises party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby.

(g)                                 With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Indebtedness then due and payable (if Beneficiary shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing lien of this Deed of Trust for the balance of the Indebtedness not then due; or (1) as and to the extent permitted by law, sell for cash or upon credit the Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property; or (2) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any Loan Document; or (3) to the extent permitted by applicable law, recover judgment on the Loan Agreement either before, during or after any proceedings for the enforcement of this Deed of Trust.

(h)                                 Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Trust Property for the repayment of the Indebtedness, the appointment of a receiver of the Trust Property, and Grantor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Trust Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7 hereof.

(i)                                     Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity, and including without limitation, that Beneficiary shall have all of the rights and remedies available under Revised Statutes Section 33-702.

Section 5.2                                   Separate Sales.  The Trust Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3                                   Remedies Cumulative, Concurrent and Nonexclusive.  Beneficiary and Trustee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Trust Property, or against any one or more of them, at the sole discretion of Beneficiary or Trustee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4                                   Release of and Resort to Collateral.  Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Trust Property, any part of the Trust Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Trust Property.  For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 5.5                                   Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Trust Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 5.6                                   Discontinuance of Proceedings.  If Beneficiary or Trustee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or Trustee, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary and Trustee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary and Trustee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or Trustee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 5.7                                   Application of Proceeds.  The proceeds of any sale made under or by virtue of this Article 5, together with any Rents and other amounts generated by the holding, leasing, management, operation or other use of the Trust Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a)                                  to the payment of the costs and expenses of taking possession of the Trust Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee’s and receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement;

(b)                                 to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as set forth in the Loan Agreement; and

(c)                                  the balance, if any, to the payment of the Persons legally entitled thereto.

Section 5.8                                   Occupancy After Foreclosure.  Except as otherwise required by applicable law, any sale of the Trust Property or any part thereof in accordance with Section 5.1(e) or Section 5.1(f) hereof will divest all right, title and interest of Grantor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased.  If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 5.9                                   Additional Advances and Disbursements; Costs of Enforcement.

(a)                                  If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor.  All sums advanced and expenses incurred at any time by Beneficiary under this Section 5.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b)                                 Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses and all costs and expenses related to legal work, research and litigation) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 5.10                            No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Article 5, the assignment of the rents and leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Trust Property, to obligate Beneficiary or Trustee to lease the Trust Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 5.11                            WAIVER OF GRANTOR’S RIGHTS.  BY EXECUTION OF THIS DEED OF TRUST, GRANTOR EXPRESSLY:  (A) ACKNOWLEDGES THE RIGHT OF BENEFICIARY TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT;  (B) TO THE EXTENT ALLOWED BY APPLICABLE LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY BENEFICIARY OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO BENEFICIARY;  (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED OF TRUST AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH

LEGAL COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED OF TRUST; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

ARTICLE 6
ASSIGNMENT OF RENTS AND LEASES

Section 6.1                                   Assignment.  In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing and to the extent not prohibited by the Loan Agreement, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor).

Section 6.2                                   Perfection Upon Recordation.  Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases, subject only to the assignment of such Rents pursuant to the Junior Deed of Trust and/or any separate assignment of Leases executed in connection therewith.  Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee’s and Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3                                   Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of

Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 6.4                                   No Merger of Estates.  So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Trust Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

ARTICLE 7
SECURITY AGREEMENT

Section 7.1                                   Security Interest.  This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Operational Property, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards.  To this end, Grantor grants to Beneficiary a first and prior security interest in the Operational Property, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards and all other Trust Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Beneficiary with respect to the Operational Property, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.  THE TERM “TRUST PROPERTY” IS INTENDED TO EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH BENEFICIARY HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS.

Section 7.2                                   Financing Statements.  Grantor authorizes Beneficiary to prepare and record, in form and substance satisfactory to Beneficiary, financing statements (and shall make, execute and/or otherwise deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such further documentation and assurances) as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.  Grantor’s state of organization is the State of Nevada.

Section 7.3                                   Fixture Filing.  This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Trust Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the address of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

Section 7.4                                   Applicable Provisions of Liquor Laws.  The parties acknowledge and agree that all rights, remedies, and powers provided in this Deed of Trust relative to the Trust Property may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the applicable Liquor Laws and all provisions of this Deed of Trust relative to the Trust Property are intended to be subject to all applicable mandatory provisions of the applicable Liquor Laws and to be limited solely to the extent necessary to not render the provisions of this Deed of Trust invalid or unenforceable, in whole or in part.  Beneficiary will timely apply for and receive all required approvals of the applicable Liquor Authorities for the sale of liquor and other alcoholic beverages regulated by applicable Liquor Laws.

ARTICLE 8
CONCERNING THE TRUSTEE

Section 8.1                                   Certain Rights.  With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine.  Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee’s services hereunder as shall be rendered.  Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s or Beneficiary’s gross negligence or willful misconduct.  Grantor’s obligations under this Section 8.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

Section 8.2                                   Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

Section 8.3                                   Successor Trustees.  If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall, in Beneficiary’s sole and absolute discretion, desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee.  Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

Section 8.4                                   Perfection of Appointment.  Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 8.5                                   Trustee Liability.  In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 9
MISCELLANEOUS

Section 9.1                                   Notices.  Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 12 of the Loan Agreement.

Section 9.2                                   Covenants Running with the Land.  All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Trust Property.  As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Trust Property.  All Persons who may have or acquire an interest in the Trust Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 9.3                                   Attorney-in-Fact.  Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Operational Assets, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Trust Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder, however:  (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.  Notwithstanding the foregoing, Beneficiary shall be liable for its gross negligence, willful misconduct, and bad faith in connection with exercising its rights hereunder.

Section 9.4                                   Successors and Assigns.  This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the Lenders, Trustee and Grantor and their respective successors and assigns.  Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 9.5                                   No Waiver.  Any failure by Beneficiary, the Lenders or Trustee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary, the Lenders or Trustee shall have the right at any time to insist upon strict performance of all such terms, provisions and conditions.

Section 9.6                                   Loan Agreement.  If any conflict or inconsistency exists between this Deed of Trust and the Loan Agreement, the Loan Agreement shall govern.

Section 9.7                                   Release or Reconveyance.  Upon payment in full of the Indebtedness and performance in full of the Obligations, Beneficiary, at Grantor’s expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Trust Property to Grantor.  Beneficiary shall also release Beneficiary’s lien and security interest created by this Deed of Trust or reconvey the Trust Property to Grantor upon the satisfaction of the release conditions contained in Section 3.5 or elsewhere in the Loan Agreement.

Section 9.8                                   Waiver of Stay, Moratorium and Similar Rights.  Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary or Trustee.

Section 9.9                                   Applicable Law.  The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Trust Property is located.  All other provisions of this Deed of Trust shall be governed by the laws of the State of California, without regard to conflicts of law principles; provided, however, that whenever in this Deed of Trust a right is given to Beneficiary, which right is affected by applicable Liquor Laws or the enforcement of which is subject to applicable Liquor Laws, the enforcement of any such right shall be subject to applicable Liquor Laws and approval, if so required, of the applicable Liquor Authorities.

Section 9.10                            Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 9.11                            Entire Agreement.  This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Grantor and Beneficiary and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 9.12                            Beneficiary as Agent; Successor Agents.

(a)                                  Agent has been appointed to act as Agent hereunder by the Lender Group.  Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Trust Property) in accordance with the terms of the Loan Agreement, any related agency agreement among Agent and the Lender Group (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Deed of Trust.  Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lender Group therefor.

(b)                                 Beneficiary shall at all times be the same Person that is Agent under the Agency Documents.  Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Deed of Trust.  Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Deed of Trust.  Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Deed of Trust.  Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed of Trust and the Trust Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed of Trust.  After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Agent hereunder.

(c)                                  Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by the “Beneficiary” shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Beneficiary in its capacity as Agent pursuant to the Loan Agreement for the benefit of the Lender Group and for the benefit of the issuer or supplier of the Bank Product Obligations (as defined in the Loan Agreement), all as more fully set forth in the Loan Agreement.

(d)                                 No Amendments.  This Deed of Trust shall not be in any way amended or modified unless such amendment or modification is in writing and signed by Beneficiary.

ARTICLE 10
LOCAL LAW PROVISIONS

Section 10.1                            Without obtaining the prior written consent of Beneficiary, Grantor shall not consent to, or vote in favor of, the inclusion of all or any part of the Trust Property in any Community Facilities District formed pursuant to the Community Facilities District Act, A.R.S. Section 48-701, et seq., as amended from time to time.  Grantor shall immediately give notice to Beneficiary of any notification or advice that Grantor may receive from any municipality or other third party of any intent or proposal to include all or any part of the Trust Property in a Community Facilities District. Beneficiary shall have the right to file a written objection to the inclusion of all or any part of the Trust Property in a Community Facilities District, either in its own name or in the name of Grantor, and to appear at, and participate in, any hearing with respect to the formation of any such district.

Section 10.2                            Grantor, upon the advice of legal counsel, and being fully informed of the consequences thereof, hereby expressly waives and relinquishes any right or remedy which it may have, or be otherwise entitled to assert, by reason of the provisions of Arizona Revised Statutes, Sections 12-1641 and 12-1642, Arizona Revised Statutes, Section 44-142, and 16 Arizona Rules of Civil Procedure, Rule 17(f), or by reason of any other provision of Arizona law (whether pursuant to statute, case authority or otherwise) pertaining to or granting rights of or to sureties or guarantors.

Section 10.3                            Throughout this Deed of Trust, the term “Grantor” shall have the same meaning as and include the term “Trustor” as such word is defined in ARS § 33-801(9).

Section 10.4                            Throughout this Deed of Trust, the term “Agent” shall have the same meaning as and include the term “Beneficiary” as such word is defined in ARS § 33-801(1).

Section 10.5                            Terms and other provisions referenced in this Deed of Trust but not expressly set forth herein may be obtained by contacting the Beneficiary at its address set forth in the preamble to this Deed of Trust.

Section 10.6                            In accordance with Arizona Revised Statutes, Section 33-304, the Beneficiary of this Deed of Trust hereby discloses that it is a grantee acting as a lender and as agent and further discloses as follows:  The Beneficiary’s name and address are set forth on the first page of this Deed of Trust; the parties for whom the Beneficiary hereunder acts as agent and holds title are the Beneficiary, as a lender, and certain lenders/noteholders that may exist from time to time under, among other instruments, the Loan Agreement; the names and addresses of such parties may be obtained by contacting the Beneficiary at the address set forth on the first page of this Deed of Trust.  Grantor hereby certifies that Beneficiary is acquiring this deed of trust, mortgage and lien on the Trust Property for value.

ARTICLE 11
INTERCREDITOR AGREEMENT

Section 11.1                            The lien of this Deed of Trust is superior to the lien of the Junior Deed of Trust to the extent set forth in the Intercreditor Agreement and this Deed of Trust is subject to the terms of the Intercreditor Agreement.

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IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	GNL, CORP., a Nevada corporation

	By:	/s/ Joanne Beckett
	Name:	Joanne Beckett
	Its:	Vice President and General Counsel

STATE OF Nevada	)
) ss.
COUNTY OF Clark	)

This instrument was acknowledged before me on January 13, 2004, by Joanne Beckett as VP and General Counsel of GNLV, CORP., a Nevada Corporation.

/s/ Edna McAllister
Signature of Notarial Officer

Exhibit A

Legal Description

A parcel of land lying within the North half of the South half of the Northeast quarter of the Southeast quarter (N ½ of S ½ of NE ¼ of SE ¼) of Section 1, Township 20 North, Range 22 West of the Gila and Salt River Base and Meridian, Mohave County, Arizona, and a portion of that unnumbered Lot in Block 10-A, Bullhead City, Arizona, Unit No. 2, as shown on the plat thereof, recorded August 5, 1942 at Fee No. 22210 in the office of the County Recorder, Mohave County, Arizona, commonly referred to as a portion of Lot 3, Block 10-A, Bullhead City, Unit 2, described as follows:

COMMENCING at a 1 inch iron pipe described as the Southwest corner of Royal Rio Park, a subdivision recorded April 26, 1961, at Reception No. 102858 and accepted as the Northwest corner of said North half of the South half of the Northeast quarter of the Southeast quarter of said Section 1 and running thence, South 00°02’00” West, a distance of 126.28 feet to a point at which found a ½ inch rebar with yellow plastic cap (YPC), RLS 16617 and said point of being the TRUE POINT OF BEGINNING;

Thence, South 00°02’00” West, a distance of 102.40 feet to a point (fd. ½ inch rebar/YPC, RLS 16617);

Thence, South 07°51’04” West, a distance of 105.70 feet (record = South 07°42’00” West, 106.75 feet) to a point (fd. 5/8 inch rebar/RPC, RLS 19319);

Thence, South 87°20’14” East, a distance of 13.81 feet (record = South 88°00’00” East, 14.25 feet) to a point (fd. ½ inch rebar/YPC RLS 16617);

Thence, North 14°39’59” East, 2.00 feet (record = North 00°02’00” East, 2.00 feet) to a point (fd. ½ rebar/RLS 16617);

Thence, South 89°41’46” East, 485.00 feet (record = South 89°58’53” East, 485.00 feet) to a point (fd. ½ inch rebar/YPC, RLS 16617);

Thence, North 00°19’17” East, 205.98 feet (record = North 00°02’00” East 206.00 feet) to a point (fd. ½ inch rebar/YPC, RLS 16617);

Thence, North 89°42’57” West, 485.95 feet (record = North 89°54’00” West 485.00 feet) to the TRUE POINT OF BEGINNING.

PREPARED BY, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Paul, Hastings, Janofsky & Walker LLP
515 South Flower Street, 25th Floor
Los Angeles, California 90071

Attention:  John Francis Hilson, Esq.

DEED OF TRUST, ASSIGNMENT
OF RENTS AND LEASES, FIXTURE FILING AND SECURITY AGREEMENT

by and from

GNL, CORP., “Grantor”

to

TRANSNATION TITLE INSURANCE COMPANY, “Trustee”

for the benefit of

WELLS FARGO FOOTHILL, INC.,
in its capacity as lender, arranger, administrative agent and documentation agent, “Beneficiary”

Dated as of January 23, 2004

Municipality:	Bullhead City
County:	Mohave
State:	Arizona